Marshall & Ilsley Corporation	First Indiana Corporation

770 North Water Street	135 N. Pennsylvania
Milwaukee, WI 53202	Indianapolis, IN 46204
(414) 765-7700 Main	(317) 269-1200
www.mibank.com	www.firstindiana.com

For Release:	Immediately

Contact:	Greg Smith	Bill Brunner
	Chief Financial Officer	Chief Financial Officer
	Marshall & Ilsley Corporation	First Indiana Corporation
	(414) 765-7727	(317) 269-1614
MARSHALL & ILSLEY CORPORATION TO ACQUIRE
FIRST INDIANA CORPORATION
Milwaukee, Wis. and Indianapolis. – July 9, 2007 – Marshall & Ilsley Corporation (NYSE: MI) (M&I) and First Indiana Corporation (NASD: FINB) (First Indiana) today announced they have signed a definitive agreement for Marshall & Ilsley Corporation to acquire First Indiana Corporation. Under the agreement, Marshall & Ilsley Corporation will purchase First Indiana Corporation for $32 per share in cash or an aggregate of approximately $529 million.
The transaction is expected to be completed in the fourth quarter of 2007 or first quarter of 2008, subject to the affirmative vote of First Indiana Corporation shareholders, regulatory approvals, and other customary conditions. The transaction is expected to be approximately $0.02 per share dilutive to Marshall & Ilsley Corporation’s earnings in the first year after the acquisition closes and accretive to earnings per share thereafter.
First Indiana Corporation, with $2.1 billion in assets as of March 31, 2007, has 32 offices in central Indiana. The current First Indiana Bank branches are expected to become M&I Bank branches in the first quarter of 2008.
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“Bob Warrington and his team at First Indiana have built a highly respected financial institution in the Indianapolis area,” said Mark Furlong, president and CEO, Marshall & Ilsley Corporation. “First Indiana shares M&I’s philosophy of providing excellent customer service and giving back to the communities they serve. We are fortunate to have the First Indiana team formally joining the M&I family in serving Indianapolis and its surrounding communities.”
“First Indiana has a long-standing relationship with M&I,” said Bob Warrington, president and CEO, First Indiana Corporation. “The two organizations know each other well and this partnership is a natural evolution of our relationship together. This merger will enable us to substantially expand our offering of products and services in the markets we serve.”
Sandler O’Neill & Partners, L.P. served as financial advisor to First Indiana Corporation and rendered a fairness opinion to the company’s board of directors in this transaction. First Indiana Corporation’s legal advisor was Bose McKinney & Evans LLP. Marshall & Ilsley Corporation’s legal advisor was Godfrey & Kahn, S.C.
Marshall & Ilsley Corporation (NYSE: MI) is a diversified financial services corporation headquartered in Milwaukee, Wis., with $56.5 billion in assets. Founded in 1847, M&I Marshall & Ilsley Bank is the largest Wisconsin-based bank, with 192 offices throughout the state. In addition, M&I has 48 locations throughout Arizona; 30 offices along Florida’s west coast and in central Florida; 17 offices in Kansas City and nearby communities; 22 offices in metropolitan Minneapolis/St. Paul, and one in Duluth, Minn.; three offices in Tulsa, Okla.; and one office in Las Vegas, Nev. M&I’s Southwest Bank subsidiary has 17 offices in the greater St. Louis area. Metavante Corporation, a wholly owned subsidiary, provides a full array of technology products and services for the financial services industry. On April 3, 2007, Marshall & Ilsley Corporation announced its plans to split Metavante Corporation and Marshall & Ilsley Corporation into
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independent publicly traded companies. M&I also provides trust and investment management, equipment leasing, mortgage banking, asset-based lending, financial planning, investments, and insurance services from offices throughout the country and on the Internet (www.mibank.com or www.micorp.com). M&I’s customer-based approach, internal growth, and strategic acquisitions have made M&I a nationally recognized leader in the financial services industry.
First Indiana Corporation (NASD: FINB) is a full-service financial services company offering comprehensive financial solutions to businesses and individuals. It is the holding company for First Indiana Bank, N.A., the largest commercial bank headquartered in Indianapolis. Founded in 1915, First Indiana Bank is a national bank with 32 offices in Central Indiana. Information about First Indiana is available at (317) 269-1200, or at www.firstindiana.com.
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Concurrently with the issuance of this press release, First Indiana Corporation has filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) regarding the proposed merger and has attached to that filing a copy of the definitive agreement and plan of merger. All parties desiring details regarding the conditions of the proposed merger are urged to review the contents of the definitive agreement from the SEC’s website at www.sec.gov.
In connection with First Indiana Corporation’s solicitation of proxies with respect to the meeting of shareholders to be called with respect to the proposed merger, First Indiana Corporation will file with the SEC, and will furnish to shareholders of First Indiana Corporation, a proxy statement. Shareholders are advised to read the proxy statement when it is finalized and distributed to shareholders because it will contain important
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information regarding the proposed merger. Shareholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Shareholders will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to First Indiana Corporation, 135 N. Pennsylvania, Indianapolis, IN 46204, Attention: Bill Brunner, Chief Financial Officer, Telephone: (317) 269-1614, or from First Indiana Corporation’s website, www.firstindiana.com.
First Indiana Corporation and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders of First Indiana Corporation in favor of the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in First Indiana Corporation’s proxy statement when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of First Indiana Corporation common stock as of February 9, 2007 is also set forth in the Schedule 14A filed by First Indiana Corporation on March 2, 2007 with the SEC.
This document contains forward-looking statements about Marshall & Ilsley Corporation, First Indiana Corporation, the combined company, and the proposed merger, which are within the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to the expected timing, completion and effects of the proposed merger and the financial condition, results of operations, plans, objectives, future performance and business of Marshall & Ilsley Corporation, First Indiana Corporation and the combined company, including statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates” or similar expressions.
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These forward-looking statements involve certain risks and uncertainties. There are a number of important factors which could cause Marshall & Ilsley Corporation’s and First Indiana Corporation’s actual results or the circumstances and timing of the proposed merger to differ materially from those anticipated by the forward-looking statements. These factors include, but are not limited to: (1) competitive pressures among depository institutions increasing significantly; (2) changes in the interest rate environment reducing interest margins; (3) prepayment activity, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either nationally or in the states in which Marshall & Ilsley Corporation and First Indiana Corporation do business, become less favorable than expected; (5) expected synergies and cost savings are not achieved or achieved at a slower pace than expected; (6) integration problems or delays; (7) legislative or regulatory changes which adversely affect the businesses in which Marshall & Ilsley Corporation and First Indiana Corporation are engaged; (8) changes in the securities markets; (9) the economic impact of terrorist attacks and similar or related events; (10) receipt of regulatory approvals without unexpected delays or conditions; (11) changes in the securities markets; (12) retention of customers and critical employees; (13) unanticipated changes in laws, regulations, or other industry standards affecting the businesses of Marshall & Ilsley Corporation and First Indiana Corporation; (14) those referenced in Item 1A of Marshall & Ilsley Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, under the heading “Risk Factors;” and (15) those referenced in Item 1A of First Indiana Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, under the heading “Risk Factors.”
Further information on other factors which could affect the financial results of Marshall & Ilsley Corporation and First Indiana Corporation after the merger are included in Marshall & Ilsley Corporation’s filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission’s website at http:\\www.sec.gov or from Marshall & Ilsley Corporation.
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Note:
Marshall & Ilsley Corporation will hold a conference call at 9:00 a.m. Central Daylight Time Monday, July 9, regarding the acquisition of First Indiana Corporation by Marshall & Ilsley Corporation. For those interested in listening, please call (888) 711-1825 and ask for the Marshall & Ilsley Corporation conference call. If you are unable to join us at this time, a replay of the call will be available beginning at 3:00 p.m. on July 9 and will run through 5:00 p.m. July 16, by calling (800) 642-1687 and entering pass code 656 14 77 to listen.
Supplemental financial information referenced in the conference call can be found at http://www.micorp.com, Investor Relations, after 8:00 a.m. on July 9.